Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2025 Financial Results

Sunnyvale, Calif., March 4, 2025 -- Ooma, Inc. (NYSE: OOMA), a provider of advanced communications services for businesses and consumers, today released financial results for the fiscal fourth quarter and year ended January 31, 2025.

Fourth Quarter Fiscal 2025 Financial Highlights:

•
Revenue: Total revenue was $65.1 million, up 6% year-over-year. Subscription and services revenue increased to $60.6 million from $58.0 million in the fourth quarter of fiscal 2024, and was 93% of total revenue, primarily driven by the growth of Ooma Business.
•
Net Income/Loss: GAAP net loss was $0.3 million, or $0.01 per basic and diluted share, compared to GAAP net loss of $3.1 million, or $0.12 per basic and diluted share, in the fourth quarter of fiscal 2024. Non-GAAP net income was $5.8 million, or $0.21 per diluted share, compared to non-GAAP net income of $3.5 million, or $0.13 per diluted share in the prior year period.
•
Adjusted EBITDA: Adjusted EBITDA was $6.9 million, compared to $5.2 million in the fourth quarter of fiscal 2024.

Full Year Fiscal 2025 Financial Highlights:

•
Revenue: Total revenue was $256.9 million, up 8% year-over-year. Subscription and services revenue increased to $238.6 million from $221.6 million in fiscal 2024, and was 93% of total revenue, primarily driven by the growth of Ooma Business and the acquisition of 2600Hz.
•
Net Income/Loss: GAAP net loss was $6.9 million, or $0.26 per basic and diluted share, compared to GAAP net loss of $0.8 million, or $0.03 per basic and diluted share, in fiscal 2024. GAAP net loss for fiscal 2024 included a tax benefit for the release of a $3.1 million valuation allowance resulting from the recording of certain intangible assets associated with the acquisition of 2600Hz in late October 2023, as well as a $1.0 million gain on consolidation of facility costs, partially offset by $0.7 million in acquisition-related costs and $0.5 million of certain restructuring costs. Non-GAAP net income was $18.0 million, or $0.66 per diluted share, compared to non-GAAP net income of $15.4 million, or $0.59 per diluted share in the prior fiscal year.
•
Adjusted EBITDA: Adjusted EBITDA was $23.3 million, compared to $19.8 million in fiscal 2024.

For more information about non-GAAP net income and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

“Ooma performed well in Q4, delivering $65.1 million in revenue and $5.8 million of non-GAAP net income,” said Eric Stang, chief executive officer of Ooma. “For our full fiscal year 2025, year over year we grew revenue by 8%, non-GAAP net income by 17%, and cash flow from operations by 117%. We achieved this growth while investing significantly in new products and market expansion, and we believe we enter FY26 in a strong position with leading solutions in each of the four segments we target: cloud communications for smaller-sized businesses, POTS replacement for both business and residential customers, wholesale platform services, and residential telephony. Overall, our focus is to continue driving profitable growth.”

Business Outlook:

For the first quarter of fiscal 2026, Ooma expects:

•
Total revenue in the range of $64.7 million to $65.1 million.
•
GAAP net (loss) income in the range of ($0.2) million to $0.1 million and GAAP net (loss) income per share in the range of ($0.01) to $0.00.
•
Non-GAAP net income in the range of $5.1 million to $5.4 million and non-GAAP net income per share in the range of $0.18 to $0.19.

For the full fiscal year 2026, Ooma expects:

•
Total revenue in the range of $267 million to $270 million.

•
GAAP net income in the range of $0.4 million to $1.9 million, and GAAP net income per share in the range of $0.01 to $0.06.
•
Non-GAAP net income in the range of $22.0 million to $23.5 million, and non-GAAP net income per share in the range of $0.77 to $0.82.

The following is a reconciliation of GAAP net (loss) income to non-GAAP net income and GAAP basic and diluted net (loss) income per share to non-GAAP diluted net income per share guidance for the first fiscal quarter ending April 30, 2025 and the fiscal year ending January 31, 2026 (in millions, except per share data):

	Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2025	January 31, 2026
	(unaudited)
GAAP net (loss) income	($0.2)-$0.1	$0.4-$1.9
Stock-based compensation and related taxes	3.9	16.0
Amortization of intangible assets	1.4	5.6
Non-GAAP net income	$5.1-$5.4	$22.0-$23.5

GAAP net (loss) income per share	($0.01)-$0.00	$0.01-$0.06
Stock-based compensation and related taxes	0.14	0.56
Amortization of intangible assets	0.05	0.20
Non-GAAP net income per share	$0.18-$0.19	$0.77-$0.82

Weighted-average number of shares used in per share amounts:
Basic	27.4	27.8
Diluted	28.4	28.6

Conference Call Information:

The company will host a conference call and live webcast for analysts and investors at 5:00 p.m., Eastern time on March 4, 2025. The news release with the financial results will be accessible from the company's website prior to the conference call.

To access the call by phone, please visit https://register.vevent.com/register/BI97277a25deb641e7baa3ed381f6062c3 to register and receive the dial-in details. To avoid delays, Ooma encourages participants to dial into the conference call ten minutes ahead of the scheduled start time. For webcast listening, please visit Ooma’s Events & Presentations page https://investors.ooma.com/news-events/events-presentation for a link.

Following the call, an archived version of the webcast will be available on the Ooma investor relations site at https://investors.ooma.com for 12 months.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net income, non-GAAP net income per share, non-GAAP gross profit and gross margin, non-GAAP operating income, and Adjusted EBITDA. Adjusted EBITDA represents net income before interest and other income, income taxes, depreciation and amortization of capital expenditures, amortization of intangible assets and acquisition related costs, stock-based compensation and related taxes, litigation costs, restructuring costs, gain on note conversion, and facilities consolidation gain.

Other non-GAAP financial measures exclude stock-based compensation expense and related taxes, amortization of intangible assets, certain non-recurring gains and charges, such as acquisition-related income tax benefits, acquisition-related transaction costs, facilities consolidation gain and gain on note conversion, litigation costs and restructuring costs. Non-GAAP weighted-average diluted shares include the effect of potentially dilutive securities from the company’s stock-based benefit plans.

These non-GAAP financial measures are presented to provide investors with additional information regarding our financial results and core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma's core operating performance and are used by the company's management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company's performance by facilitating a meaningful comparison of the company's core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma's financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma's investor relations website in addition to following Ooma's press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the financial projections under “Business Outlook” and the statements contained in the quotations of our Chief Executive Officer may constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes”, "expects”, "may”, "will”, "should”, "seeks”, "approximately”, "intends”, "plans”, "estimates”, "anticipates”, and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; failure to realize AirDial opportunities; intense competition; loss of key retailers and reseller partnerships; our inability to realize expected returns from our investments made in connection with our international operations and development of new product features; our ability to successfully integrate our acquisitions and to achieve their expected benefits; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings which we make with the SEC from time to time, including the risk factors contained in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, filed with the SEC on December 10, 2024. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma, Inc.

Ooma (NYSE: OOMA) delivers phone, messaging, video and advanced communications services that are easy to implement and provide great value. Founded in 2003, the company offers Ooma Office for small to medium-sized businesses seeking enterprise-grade features designed for their needs; Ooma AirDial for any business looking to replace aging and increasingly expensive copper phone lines; Ooma 2600Hz for businesses that provide their own communications solutions built on an outsourced underlying platform; and Ooma Telo for residential consumers who value a landline experience at a more affordable price point. Ooma’s award-winning solutions power more than 1.2 million users today. Learn more at www.ooma.com in the United States or www.ooma.ca in Canada.

INVESTOR CONTACT:

Matthew S. Robison

Director of IR and Corporate Development

Ooma, Inc.

ir@ooma.com

(650) 300-1480

MEDIA CONTACT:

Mike Langberg

Director of Corporate Communications

Ooma, Inc.

press@ooma.com

(650) 566-6693

OOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, amounts in thousands)

	January 31,	January 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$17,871	$17,536
Accounts receivable, net	8,040	9,864
Inventories	13,068	19,782
Other current assets	17,198	16,497
Total current assets	56,177	63,679
Property and equipment, net	11,982	9,897
Operating lease right-of-use assets	15,311	17,041
Intangible assets, net	22,184	27,952
Goodwill	23,069	23,069
Other assets	20,472	17,615
Total assets	$149,195	$159,253

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,007	$7,848
Accrued expenses and other current liabilities	29,067	26,586
Deferred revenue	16,586	17,041
Total current liabilities	51,660	51,475
Long-term operating lease liabilities	12,234	13,676
Debt, net of current portion	—	16,000
Other liabilities	23	15
Total liabilities	63,917	81,166

Stockholders' equity:
Common stock	5	5
Additional paid-in capital	225,452	211,361
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(140,179)	(133,278)
Total stockholders' equity	85,278	78,087
Total liabilities and stockholders' equity	$149,195	$159,253

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2025	January 31, 2024	January 31, 2025	January 31, 2024
Revenue:
Subscription and services	$60,551	$57,963	$238,641	$221,624
Product and other	4,546	3,713	18,211	15,113
Total revenue	65,097	61,676	256,852	236,737

Cost of revenue:
Subscription and services	18,079	17,493	71,199	63,667
Product and other	7,085	6,430	29,635	25,838
Total cost of revenue	25,164	23,923	100,834	89,505
Gross profit	39,933	37,753	156,018	147,232

Operating expenses:
Sales and marketing	19,365	18,759	77,325	73,503
Research and development	12,620	13,674	54,287	49,935
General and administrative	8,269	7,701	31,346	27,795
Total operating expenses	40,254	40,134	162,958	151,233
Loss from operations	(321)	(2,381)	(6,940)	(4,001)
Interest and other (expense) income, net	(35)	(26)	799	1,188
Loss before income taxes	(356)	(2,407)	(6,141)	(2,813)
Income tax benefit (provision)	95	(658)	(760)	1,978
Net loss	$(261)	$(3,065)	$(6,901)	$(835)

Net loss per share of common stock:
Basic and diluted	$(0.01)	$(0.12)	$(0.26)	$(0.03)

Weighted-average shares of common stock outstanding:
Basic and diluted	27,097,223	25,915,204	26,685,598	25,573,288

OOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31, 2025	January 31, 2024	January 31, 2025	January 31, 2024
Cash flows from operating activities:
Net loss	$(261)	$(3,065)	$(6,901)	$(835)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	4,440	3,995	17,915	14,833
Depreciation and amortization of capital expenditures	1,151	1,087	4,294	4,317
Amortization of intangible assets	1,406	1,485	5,767	3,711
Amortization of operating lease right-of-use assets	783	749	3,074	2,966
Gain on note conversion	—	—	(980)	—
Deferred income tax benefit	—	103	—	(3,131)
Facilities consolidation gain	—	—	—	(956)
Other	96	—	243	(5)
Changes in operating assets and liabilities:
Accounts receivable, net	185	(684)	1,824	(2,587)
Inventories and deferred inventory costs	25	1,670	6,639	6,341
Prepaid expenses and other assets	(129)	(49)	(2,659)	(2,280)
Accounts payable, accrued expenses and other liabilities	513	478	(2,163)	(9,579)
Deferred revenue	(367)	(261)	(447)	(522)
Net cash provided by operating activities	7,842	5,508	26,606	12,273

Cash flows from investing activities:
Capital expenditures	(1,695)	(1,275)	(6,447)	(6,159)
Business acquisition, net of cash acquired	—	(3,009)	—	(31,919)
Proceeds from maturities and sales of short-term investments	—	—	—	2,750
Net cash used in investing activities	(1,695)	(4,284)	(6,447)	(35,328)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,605	—	5,056	2,664
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,594)	(392)	(4,410)	(1,741)
Payments for repurchases of common stock	(2,418)	—	(4,470)	—
Repayment of long-term debt	(3,000)	(2,000)	(16,000)	(2,000)
Credit facility issuance costs	—	(168)	—	(469)
Proceeds from issuance of long-term debt	—	—	—	18,000
Net cash (used in) provided by financing activities	(5,407)	(2,560)	(19,824)	16,454
Net increase (decrease) in cash and cash equivalents	740	(1,336)	335	(6,601)
Cash and cash equivalents at beginning of period	17,131	18,872	17,536	24,137
Cash and cash equivalents at end of period	$17,871	$17,536	$17,871	$17,536

OOMA, INC.

Reconciliation of Non-GAAP Financial Measures

(Unaudited, amounts in thousands, except percentages, share and per share data)

	Three Months Ended		Fiscal Year Ended
	January 31, 2025	January 31, 2024	January 31, 2025	January 31, 2024
Revenue	$65,097	$61,676	$256,852	$236,737

GAAP gross profit	$39,933	$37,753	$156,018	$147,232
Stock-based compensation and related taxes	243	246	1,049	1,026
Amortization of intangible assets	708	786	2,974	1,151
Restructuring costs	—	—	39	—
Non-GAAP gross profit	$40,884	$38,785	$160,080	$149,409

Gross margin on a GAAP basis	61%	61%	61%	62%
Gross margin on a Non-GAAP basis	63%	63%	62%	63%

GAAP operating loss	$(321)	$(2,381)	$(6,940)	$(4,001)
Stock-based compensation and related taxes	4,507	4,054	18,217	15,110
Amortization of intangible assets and acquisition-related costs	1,406	1,960	5,767	4,594
Litigation costs	170	—	340	300
Restructuring costs	—	477	1,579	477
Facilities consolidation gain	—	—	—	(956)
Non-GAAP operating income	$5,762	$4,110	$18,963	$15,524

GAAP net loss	$(261)	$(3,065)	$(6,901)	$(835)
Stock-based compensation and related taxes	4,507	4,054	18,217	15,110
Amortization of intangible assets and acquisition-related costs	1,406	1,960	5,767	4,403
Litigation costs	170	—	340	300
Restructuring costs	—	477	1,579	477
Gain on note conversion	—	—	(980)	—
Acquisition-related income tax benefit	—	103	—	(3,131)
Facilities consolidation gain	—	—	—	(956)
Non-GAAP net income	$5,822	$3,529	$18,022	$15,368

GAAP basic net loss per share	$(0.01)	$(0.12)	$(0.26)	$(0.03)
Stock-based compensation and related taxes	0.16	0.15	0.67	0.58
Amortization of intangible assets and acquisition-related costs	0.05	0.08	0.21	0.17
Litigation costs	0.01	—	0.02	0.01
Restructuring costs	—	0.02	0.06	0.02
Gain on note conversion	—	—	(0.04)	—
Acquisition-related income tax benefit	—	—	—	(0.12)
Facilities consolidation gain	—	—	—	(0.04)
Non-GAAP net income per diluted share	$0.21	$0.13	$0.66	$0.59

GAAP weighted-average basic shares	27,097,223	25,915,204	26,685,598	25,573,288
Non-GAAP weighted-average diluted shares	27,997,014	26,237,825	27,488,168	26,136,049

GAAP net loss	$(261)	$(3,065)	$(6,901)	$(835)
Reconciling items:
Interest and other expense (income), net	35	26	181	(1,188)
Income tax (benefit) provision	(95)	658	760	(1,978)
Depreciation and amortization of capital expenditures	1,151	1,087	4,294	4,318
Amortization of intangible assets and acquisition-related costs	1,406	1,960	5,767	4,594
Stock-based compensation and related taxes	4,507	4,054	18,217	15,110
Litigation costs	170	—	340	300
Restructuring costs	—	477	1,579	477
Gain on note conversion	—	—	(980)	—
Facilities consolidation gain	—	—	—	(956)
Adjusted EBITDA	$6,913	$5,197	$23,257	$19,842